                                             CODE OF ETHICS FOR ACCESS PERSONS

                                                    Effective 1/1/2001

                                                     Table of Contents

Section                                                                             Page
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CODE OF ETHICS

      I.     Fiduciary Duty                                                          2

      II.     Reporting                                                              2
         Initial Reporting Requirements                                              2
         Quarterly Reporting Requirements                                            3
         Annual Reporting Requirements                                               3
         Exemption for Disinterested Directors                                       4

     III.   Pre-clearance Requirement                                                4

     IV.   Exempt Transactions                                                       5

     V.    Prohibitions and Restrictions                                             5

     VI.   Prohibition on Giving / Receiving Gifts                                   8

     VII.  Sanctions                                                                 9

     VIII. Definitions                                                               10

Addendum

     Access Persons Procedures                                                       12
         Process                                                                     12
         Preclearing Foreign Securities                                              12
     Personal Transaction Notification                                               14

     Compliance Department Procedures                                                15
         Preclearance                                                                15
         Initial Reporting Process                                                   15
         Quarterly Reporting Process                                                 16
         Annual Reporting Process                                                    16
         Reporting to the Board of Directors                                         17
         Record keeping Requirements                                                 17

4

                                   CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the  Investment  Company  Act of 1940,  this Code of Ethics has been  adopted on behalf of the
Adviser, the Underwriters, and each investment company that is served by the Board of Directors of the Federated Funds.

I.       Fiduciary Duty
-----------------------

a)       Each Access Person must:

i)       place the Funds' interests ahead of their personal interests;
ii)      avoid conflicts of interest and the appearance of any conflict with the Funds; and
iii)     conduct their personal  transactions  in a manner,  which does not interfere with Fund portfolio  transactions  or otherwise take unfair or inappropriate advantage of their relationship to the Fund.

                  For example,  the failure to recommend  or purchase a Covered  Security for the Fund may be  considered a violation of this Code.

b)       Every Access Person must adhere to these general  fiduciary  principles,  and comply with the specific  provisions and  Associated  Procedures  of this  Code.  Technical  compliance  with the  terms of this  Code and the
                  Associated Procedures may not be sufficient where the transactions  undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.

II.    Reporting Requirements
       ----------------------

         Every Access Person is required to submit reports of all accounts and any  transactions  in Covered  Securities as indicated below.

         Covered  Securities  transactions  of Access Persons will be reviewed for  compliance  with the provisions of this
         Code.  A  violation  may result from  either a single  transaction  or  multiple  transactions  if the  Compliance
         Department determines that the provisions of this Code have been violated.

                  Initial Reporting Requirements
                  ------------------------------

a)       Within 10 calendar days of  commencement  of employment  as an Access  Person,  the Access Person will provide the
                  Compliance Department a list including:

i.       the full name,  description,  number of shares and principal  amount, of each Covered Security in which the Access
                         Person had any direct or indirect  beneficial  ownership  when the person became an Access Person;
                         and

ii.      the name and address of any broker, dealer or bank maintaining an account in which any Securities are held.

b)       The Compliance  Department will direct the broker,  dealer or bank maintaining  each account to provide  duplicate confirmations  of all  transactions  and  account  statements  directly  to the  attention  of the  Chief
                  Compliance  Officer,  in a timely  fashion.  Each Access  Person must  assure  that such  information  is received.

                  Quarterly Reporting Requirements
                  --------------------------------

c)       Not later than 10  calendar  days after the end of the  calendar  quarter,  every  Access  Person  must review the information  received by the Compliance  Department relating to the personal  transactions in any Covered
                  Security (other than those personal transactions in Securities exempted under Section IV. of this Code).

d)       Each Access Person must complete the quarterly reporting requirements using TradeComply to:

i.)      confirm that all Covered Security  transactions during the previous calendar quarter in all personal and household member accounts have been reported,
ii.)     confirm that all open account information,  including names of brokers,  banks and dealers,  addresses and account numbers have been reported,
iii.)    notify the  Compliance  Department  of any new accounts  established  with  brokers,  banks or dealers  during the quarter and the date the account was established,
iv.)     resolve any discrepancies with the Compliance Department, and
v.)      record an electronic signature on TradeComply.

                  Annual Reporting Requirements
                  -----------------------------

e)       On an annual basis and within 10 calendar days of a request of the Compliance  Department,  every Access Person is required to (1) certify that he or she has read the Code, and (2) acknowledge their  understanding of and compliance  with the Code,  its  requirements  and  Associated  Procedures.  At the same time, the Access
                  Person must review a current list of  securities  held in the Access  Person's  account(s) as reported to the Compliance Department and:

i.)      review for accuracy all  securities  held in all personal and  household  member  accounts,  including  the title, number of shares and  principal  amount of each  Covered  Security  in which the
                           Access Person had any direct or indirect beneficial ownership;
ii.)     review for accuracy all open account  information,  including names of brokers,  banks and dealers,  addresses and account numbers;
iii.)    resolve any discrepancies with the Compliance Department;
iv.)     record an electronic signature on TradeComply.

                  Exemption for Disinterested Directors
                  -------------------------------------

f)       A  Disinterested   Director  is  exempt  from  the  "initial   reporting   requirements"   and  "annual  reporting
                  requirements".  A Disinterested  Director shall be exempt from the "quarterly reporting  requirements" so long as, at the time of the personal  transaction in the Covered  Security,  the  Disinterested  Director
                  neither  knew nor should have known that the  Covered  Security  was  purchased  or sold by the Fund,  or considered for purchase or sale.

III.   Pre-Clearance Requirement
       -------------------------

a)       Access  Persons  must  preclear  every  purchase or sale of a Covered  Security  in which the Access  Person has a beneficial interest (including  transactions in pension or profit-sharing  plans), in accordance with the
                  Associated Procedures governing pre-clearance.

i.)      Domestic securities must be precleared using TradeComply.
ii.)     Foreign  securities must be precleared  using  TradeComply,  and if approved,  must also be precleared by the Head
                           Trader or Senior Vice  President  in the  Federated  Global New York  office,  by  submitting  a completed "Personal  Transaction  Notification" form (see addendum) to the Head Trader or Senior
                           Vice President in the Federated Global New York office.
iii.)    Access  Persons  without access to  TradeComply  must contact the Compliance  Department for Forms to be used when submitting preclearance requests.

b)       Duration.  Preclearance Approval remains in effect until the end of the following business day.

c)       Pre-clearance  does not protect  wrongdoing.  Preclearance  approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

         d)Options.  When trading  options,  the Access Person must preclear the underlying  security  before entering into the option contract.

         e)Pre-clearance requirements do not apply to:

i.)      Non-volitional purchases or sales.
ii.)     Dividend  reinvestment  plan; or automatic  payroll  deduction plan purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases securities issued by an employer.
iii.)    Exercise  of rights to  purchase  and any sales of such  rights  issued by an issuer pro rata to all  holders of a
                                                                                              --- ----
                           class of its Covered Securities, to the extent such rights were acquired from such issuer.
iv.)     Purchases and sales of an Index Security as determined by the Compliance Department.
v.)      Gifts or charitable donations of a Covered Security.
vi.)     Purchases and sales of Covered  Securities  executed by a person deemed to be an Access Person solely by reason of
                                                                                                        ------
                           his  position as an Officer  and/or  Director or Trustee of the Fund.  This  exemption  does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.
vii.)    Purchases and sales of Covered Securities executed by a Disinterested Director.

IV.   Exempt Transactions
      --------------------

         a)   Purchases or sales of the  following  Securities  are not subject to the  Preclearance  or  Prohibitions  and
                  Restrictions sections of this Code:
i.)      direct obligations of the Government of the United States and U. S. Government Agencies.
ii.)     bankers' acceptances;
iii.)    bank certificates of deposit;
iv.)     commercial paper;
v.)      high quality short-term debt instruments, including repurchase agreements; and
vi.)     shares of registered open-end investment companies.

         b)   Discretionary  Accounts over which the Access  Person has no direct or indirect  influence or control are not subject to preclearance  requirements or blackout  periods,  but retain the prohibition on IPOs specified in this Code and are subject to all reporting requirements.

V.    Prohibitions and Restrictions
      -----------------------------

         a)   IPOs are Prohibited
                  Access Persons may not acquire any Security in an initial  public  offering  ("IPO");  with the exception
                                                                                                                  ---------
                  that IPOs  relating to  securities  of the  employer of a spouse,  when  offered to all  employees at the spouse's level, or the demutualization of insurance companies, banks or savings and loans are allowed.

b)       Private Placements Require Prior Compliance Approval
                  Access  Persons may acquire a Security in a private  placement or other  limited  offering,  only if they request and receive the express prior approval of the Compliance Department.

                  If an Investment  Person  receives  prior  approval and acquires a Security in a private  placement,  the
                  Investment Person must disclose this investment to the Chief Investment  Officer (or his designee) before the Investment Person may participate in any subsequent  consideration of any potential investment by the
                  Fund in the issuer of that Security.

                  Following a purchase by an Investment  Person in an approved  personal  transaction,  any purchase by the
                  Fund of Securities  issued by the same company (other than secondary  market purchases of publicly traded
                  Securities) will be subject to an independent review by the Compliance Department.

c)       Recommendation to Buy or Sell / Restricted List

                  Research  analysts  covering,  recommending  or trading a Security in a model portfolio may not execute a personal  transaction in that Covered Security within seven (7) days before or after a recommendation  is
                                                                                       ---------------
                  made to "buy" or "sell" that  security  or it is added to the  "restricted  list" or the model  portfolio trade  occurs.  This  provision  supersedes  both the de  minimis  rule  provided  below  and any  prior
                                  -----------------------------------------------------------------------------------------
                  preclearance.
                  -------------

                  Other  Investment  Personnel  not  involved  in  recommending  a  security  may not  execute  a  personal transaction in a Covered Security within seven (7) calendar days after a recommendation  is made to "buy"
                                                                                   -----
                  or "sell" that security or it is added to the "restricted  list." This provision  supersedes both the de
                                                                                    ---------------------------------------
                  minimis rule provided below and any prior preclearance.
                  -------------------------------------------------------

                  Other Access Persons are restricted from executing a personal  transaction in any Covered Security for 24 hours after a  recommendation  is made to "buy" or "sell" that security or it is added to the "restricted list", subject to the de minimis rule, provided below, and prior preclearance.

d)       Fund Trades

                  Portfolio  managers of a Fund and  research  analysts  covering or  recommending  a Covered  Security are prohibited  from  purchasing  or selling  that  Security  within  seven (7) days before or after the Fund
                                                                                                   ---------------
                  purchases or sells that Security.  This provision supersedes both the de minimis rule provided below and
                                                     ----------------------------------------------------------------------
                  any prior preclearance.
                  -----------------------

                  Investment  Personnel  not involved in  recommending  a security or ordering a trade in that security may not purchase or sell a Covered  Security within seven (7) calendar days after the Fund purchases or sells
                                                                                          -----
                  the same Covered Security, subject to the de minimis rule provided below, and prior preclearance.

                  Access Persons are restricted from executing a personal  transaction in any Covered  Security at any time during which the Fund has a pending  "buy" or "sell" order for that  Covered  Security,  until the Fund's orders are either  executed  or  withdrawn,  subject to the de  minimis  rule,  provided  below and prior preclearance.

e)       Prior Knowledge

                  No Access Person may execute a personal  transaction,  directly or indirectly,  in any Covered  Security, and neither the de minimis rule  provided  below nor any prior  preclearance  will apply,  when he or she knows, or should have known, that the Covered Security:

i.)      is being considered for purchase or sale by the Fund; or
ii.)     is being purchased or sold by the Fund.

         f)   De Minimis Exceptions

                  Unless otherwise specified, de minimis rules will apply, whereby:

i.)      blackout periods do not apply for a personal  transaction of $10,000 or less in any large cap security (defined as
                                                                      ---------------
                           companies with market capitalization equaling or exceeding $10 billion), and
                                                                                      -----------

ii.)     fund  transactions  of $100,000 or less in a security  already held in the Fund  portfolio  will be excluded  from
                                --------         ---------------------------
                           "Fund trades" for purposes of prompting a blackout period.

iii.)    These de minimis  provisions  do not apply to specified  investment  personnel,  as provided in Sections V(c) and
---------------------------------------------------------------------------------------------------------------------------
                           V(d), above.
                           -----------

iv.)     De Minimis rules do not protect  wrongdoing.  Any purchase or sale by any Access Person  undertaken in reliance on this provision  remain subject to the  prohibitions  enumerated in this Code and the judgment of the Compliance Department, notwithstanding any other provisions of this Code.

g)       Serving on Boards of Directors

                  All  Investment  Personnel  are  prohibited  from  serving on the boards of  directors of any issuer of a
                  Covered Security,  absent express prior  authorization from the Compliance  Department.  Authorization to serve on the board of such a  company  may be  granted  in  instances  where  the  Compliance  Department determines that such board service would be consistent  with the interests of the Investment  Company and its  shareholders.  If  prior  approval  to serve as a  director  of a  company  is  granted,  Investment
                  Personnel have an affirmative duty to recuse  themselves from  participating in any  deliberations by the
                  Fund  regarding  possible  investments  in the  securities  issued  by the  company  on whose  board  the
                  Investment  Personnel  sit.  (This  shall  not  limit or  restrict  service  on the  Board  of  Federated
                  Investors, Inc.)

h)       Every Access Person is prohibited,  in connection with the purchase or sale, directly or indirectly, by the Access
                  Person of a Security Held or to be Acquired by the Fund from:

i.)      employing any device, scheme or artifice to defraud the Fund;
ii.)     making any untrue  statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the  circumstances  under which they are made, not misleading;
iii.)    engaging in any act,  practice or course of business  that  operates or would  operate as a fraud or deceit on the
                           Fund; or
iv.)     engaging in any manipulative practice with respect to the Fund.

                              Examples:  Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered  Security,  and causing the Fund to refrain from  selling a Covered  Security in an attempt to protect the value of the Access
                              Person's investment, such as an outstanding option.

i)       Notwithstanding  the other restrictions of this Code to which Disinterested  Directors are subject,  subparagraphs
                  (a) through (d) of this Section V shall not apply to Disinterested Directors.

VI.    Prohibition on Giving / Receiving Gifts
       ---------------------------------------

       Every Access  Person is  prohibited  from giving or receiving  any gift,  favor,  preferential  treatment,  valuable consideration,  or other thing of more than a de minimis  value in any year to or from any person or entity from, to
                                                     ----------
       or through whom the Fund purchases or sells Securities, or an issuer of Securities.  For purposes of this Code, "de
                                                                                                                        ---
       minimis value" is equal to $100 or less.  This prohibition shall not apply to:
       -------

a)       salaries,  wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access
                  Person's employment responsibilities for the Access Person's employer;

b)       meals,  refreshments  or  entertainment  of  reasonable  value in the course of a meeting or other  occasion,  the purpose of which is to hold bona fide business discussions;

c)       advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains,  calendars and similar items;

d)       the acceptance of gifts,  meals,  refreshments,  or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

e)       the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.
VII.     Sanctions
------------------

a)       The  Compliance  Department  will  review  personal  trading  activity  and trading  records to identify  possible violations, including:
i.)      delay in reporting individual investments or investment accounts
ii.)     failure to report individual investments or investment accounts
iii.)    filing false or incomplete reports
iv.)     failure to preclear individual trades
v.)      executing trades that violate provisions of this Code
vi.)     failure to comply with the receipt of gifts provision

                  Violations noted will be identified as being technical, substantive or material.

b)       Upon  determining  that a  violation  of this Code or its  Associated  Procedures  has  occurred,  the  Compliance
                  Department may take such actions or impose such sanctions,  if any, as it deems  appropriate,  including, but not limited to:
i)       a letter of censure;
ii)      suspension;
iii)     a fine, either nominal or substantial;
iv)      the unwinding of trades;
v)       the disgorging of profits; or
vi)      the recommendation that the employment of the violator be terminated.

c)       Sanctions listed above may be assessed  individually or in combination.  Prior violations of the Access Person and the degree of  responsibility  exercised  by the Access  Person will be taken into  consideration  in the assessment of sanctions.

                  (In instances where a member of the Access Person's  household  commits the violation,  any sanction will be imposed on the Access Person.)

d)       Violations of Investment  Personnel and proposed  sanctions will be reported to the responsible  Chief  Investment
                  Officer and/or  Manager.  Violations of other Access  Persons and the proposed  sanction will be reported to the General Counsel and Director of Audit of Federated Investors, Inc.

e)       All substantive or material  violations of this Code, any sanctions imposed with respect thereto,  any patterns or trends noted and any difficulties in  administration  of the Code shall be reported to Senior  Management and to the Board of Directors of the Fund, or its Audit Committee, at least annually.

VIII.  Definitions
       -----------

a)       The "1940 Act" means the Investment Company Act of 1940, as amended.

b)       "Access Person" means any person who  participates  in or who, in connection  with his or her duties,  obtains any information concerning  recommendations on Covered Securities being made by the investment adviser to any
                  Fund. It includes a director,  trustee,  officer,  managing general partner, general partner, or Advisory
                  Person of a Fund, of the Underwriter,  and of the Adviser and all family members permanently  residing in the same household.  (If non-family  members also reside in the household,  the Access Person must either declare that the Access  Person has no influence  on the  investment  decisions of the other party or the
                  Access Person must report the party as an Access Person.).

c)       "Adviser" means any registered investment adviser that is an affiliate or subsidiary of Federated Investors, Inc.

d)       "Advisory  Person"  means (i) any  employee  of the  Underwriter,  of the  Adviser or of any  company in a control relationship  to the  Underwriter  (which would include any  operating  company that is an affiliate or a subsidiary of Federated  Investors,  Inc.),  who, in connection with the employee's  regular functions or duties,  makes,  participates  in, or obtains  information  regarding the purchases or sales of a Covered
                  Security by the Fund,  or whose  functions  relate to the making of any  recommendations  with respect to such purchases or sales;  and (ii) any natural person in a control  relationship  to the Fund who obtains information concerning  recommendations made to the Fund with regard to the purchase or sale of a Covered
                  Security.

e)       "Associated  Procedures"  means  those  policies,  procedures  and/or  statements  that have been  adopted  by the
                  Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f)       "Beneficial  Ownership"  will be  attributed  to an Access  Person in all  instances  where the Access  Person (i)
                  possesses  the  ability  to  purchase  or sell the  Covered  Securities  (or the  ability  to direct  the disposition of the Covered  Securities);  (ii) possesses  voting power (including the power to vote or to direct the voting) over such Covered Securities;  or (iii) receives any benefits substantially equivalent to those of ownership.  Beneficial  ownership  shall be  interpreted in the same manner as it would be in determining  whether a person is  subject to the  provisions  of Section  16a-1(a)(2)  of the  Securities
                  Exchange Act of 1934, and the rules and regulations  thereunder,  except that the determination of direct or indirect  beneficial  ownership  shall apply to all Covered  Securities  which an Access Person has or acquires.

g)       "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

h)       "Covered Security" shall include any Security, or interest in a Security,  not expressly excluded by provisions of this Code of Ethics,  including without limitation:  equity and debt securities;  derivative  securities, including options on and warrants to purchase equity or debt securities;  shares of closed-end investment companies;  investments in unit  investment  trusts;  and any related  instruments  and  securities.  For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

                  "Covered  Security"  shall not include:  direct  obligations of the Government of the United States or U.
                                             ---
                  S. Government  Agencies  (regardless of their  maturities);  bankers'  acceptances;  bank certificates of deposit;  commercial paper; high quality short-term debt instruments,  including  repurchase  agreements;
                  and shares of registered open-end investment companies.

i)       "Disinterested  Director"  means a  director,  trustee,  or  managing  general  partner  of the Fund who is not an
                  "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j)       "Fund" means each investment  company registered under the 1940 Act (and any series or portfolios of such company)
                  and any other account advised by an Adviser.

k)       "Initial Public Offering" means an offering of securities  registered under the Securities Act of 1933, the issuer of which, immediately before the registration,  was not subject to the reporting requirements of Sections
                  13 or 15(d) of the Securities Exchange Act of 1934.

l)       "Investment  Person" or "Investment  Personnel" include:  individuals with direct  responsibility and authority to make investment  decisions affecting the Fund (such as portfolio managers and chief investment  officers)
                  and  individuals  who provide  information  and advice to such  portfolio  managers  (such as  securities analysts);  and those who assist in  executing  investment  decisions  for the Fund (such as traders) and their related staff members.

m)       "Private  Placement" or "limited  offering" means an offering that is exempt from registration  under Section 4(2)
                  or Section  4(6) of the  Securities  Act of 1933 or pursuant to rule 504,  rule 505 or rule 506 under the
                  Securities Act of 1933.

n)       "Purchase  or Sale of a Covered  Security"  includes,  inter  alia,  the  writing  of an  option,  future or other
                                                                -----  ----
                  derivative contract to purchase or sell a Covered Security.

o)       "Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act.

p)       "Underwriter" means any registered broker-dealer that is an affiliate or subsidiary of Federated Investors, Inc.

                                                         Addendum

                                                      ACCESS PERSONS
                                                      --------------
                                                        PROCEDURES
                                                        ----------

Process
-------

Preclearance Approval Using TradeComply
a)       An Access  Person  (defined  to  include  all  members of the Access  Person's  household)  who wishes to effect a personal  securities  transaction,  whether a purchase,  sale,  or other  disposition,  must preclear the
                  Covered  Security in TradeComply  prior to engaging in the  transaction.  [Because  TradeComply  does not include  securities  being  contemplated  for  purchase  by the  Federated  Global  Management  portfolio
                  managers,   Access  Persons  executing  transactions  in  foreign  securities  must  complete  additional preclearance steps.  See "Preclearing Foreign Securities".]

b)       When trading  options,  the Access Person must preclear the underlying  security  before  entering into the option contract.

c)       Based on established criteria,  TradeComply  determines whether the contemplated  transaction should be permitted.
                  The primary criteria  applied is whether the Covered Security is on the Federated Equity  Restricted List
                  or Open Order lists,  or whether the Covered  Security was traded by any of the  Federated  advised funds
                  (fund trade information is updated nightly in TradeComply).

d)       Approval is either granted or denied immediately in TradeComply.

e)       If approval is denied,  the contemplated  personal  transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeComply.

f)       If approval is granted,  the Access  Person is free to effect the personal  transaction  in that Covered  Security until the end of the next  trading  day only.  In this  regard,  open  orders  extending  beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with the Code.

g)       All trade requests and their dispositions are maintained in TradeComply and reviewed by the Compliance  Department in conjunction with other information provided by Access Persons in accordance with the Code.

h)       The Compliance  Department  reviews all exceptions  generated by TradeComply after fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each exception.

Preclearing Foreign Securities
------------------------------
a)       All access persons  wishing to execute a personal trade in a foreign  security must first preclear the security in
                  TradeComply.  TradeComply  will approve or deny the  preclearance  request  based on its knowledge of any fund activity in the security as well as the access  person's  trading  restrictions  as defined by their assigned  compliance  group.  If the  preclearance  request in TradeComply  is denied,  then the personal trade may not be executed.  If, however,  the preclearance  request in TradeComply is approved,  then the access person must obtain a second preclearance  approval from the Federated Global trading desk prior to executing the personal trade.

b)       The Head  Trader or Senior Vice  President  in the New York office  will be  responsible  for  granting or denying approval to the second preclearance  request. If approval is granted,  then the access person may execute the  personal  trade.  If,  however,  approval  is denied  then the  personal  trade may not be  executed
                  (notwithstanding the first approval granted in TradeComply.)

c)       If approval is granted, the following "Personal Transaction  Notification" form must be completed so that the Head
                  Trader can maintain a record of all preclearance requests.

d)       The Head Trader sends a copy of any completed  forms,  whether  approval was granted or denied,  to the Compliance
                  Department.

         If extraordinary  circumstances  exist, an appeal may be directed to the Chief Compliance Officer , Brian Bouda at
         (412) 288-8634.  Appeals are solely within the discretion of the Chief Compliance Officer.

                                                         Addendum

                                             PERSONAL TRANSACTION NOTIFICATION

I,                                          intend to buy/sell shares of
   ---------------------------------------
                                                       for my personal account or an account
-----------------------------------------------------
for  which I have  discretion.  I am aware of no  conflict  this  transaction  may pose with any  mutual  fund  managed  by
Federated Investors or Federated Global Research.

                                               Signed by:
                                                              --------------------------------------------

                                               Date:
                                                              --------------------------------------------

                                               Acknowledged by:
                                                                     -------------------------------------
                                               (Head Trader or Sr. VP)

                                                   COMPLIANCE DEPARTMENT
                                                   ---------------------
                                                        PROCEDURES
                                                        ----------

Preclearance
------------

Preclearance  approval and a statement that the Access Person was not aware of any  consideration  by research  analysts or fund  portfolio  managers of a security for a fund trade or an actual  anticipated  transaction,  shall be  conclusive  for purposes  of  reviewing a personal  transaction,  unless  additional  facts or a  preponderance  of  circumstances  suggest otherwise.  This conclusive  presumption does not apply to research  analysts  covering or recommending a Covered Security
            ---------------------------------------------------------------------------------------------------------------
involved in a fund trade or portfolio managers of a fund making a trade in that security.
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Initial Reporting Process
-------------------------

1.       A member of the  Compliance  Department  meets with each new Access  Person and  reviews  the Code of Ethics,  the
         Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeComply.

2.       The Access Person is required to complete the  "Certification  and  Acknowledgment  Form" to  acknowledge  his/her understanding of the Code of Ethics and return it to the designated  Compliance Assistant within ten (10) calendar days.

3.       In addition,  the Access Person is required to complete the "Personal  Security Portfolio Form" which includes the following information:

a)       the full name,  description,  number of shares and principal  amount of each Covered  Security in which the Access
                  Person had any direct or indirect  beneficial  ownership when the person became an Access
                  Person; and

b)       the name and address of any broker, dealer or bank maintaining an account in which any Securities are held.

4.       A separate form must be completed for the Access  Person and all household  members as defined in Section  VIII(b)
         of the Code.  The signed form(s) must be returned to the Compliance Department within ten (10) calendar days.

5.       A member of the Compliance  Department inputs current portfolio holdings information into TradeComply as "initial"
         holdings.

6.       The Compliance  Department  notifies each broker,  dealer or bank that duplicate  confirmations and statements for the Access Person and household members, if applicable,  must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.

Quarterly Reporting Process
---------------------------

1.       On the first  business  day after each  calendar  quarter end, the  Compliance  Assistant  sends an e-mail to each
         Access Person giving  step-by-step  instructions  on how to complete the quarterly  reporting  requirements  using
         TradeComply.

2.       Within ten (10) calendar days of the quarter end, the Access Person is required to:

a)       review for  accuracy all Covered  Security  transactions  recorded  during the  previous  calendar  quarter in all personal and household member accounts;

b)       review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)       notify the  Compliance  Department  of any new accounts  established  with  brokers,  banks or dealers  during the quarter and the date the account was established;

d)       resolve any discrepancies with the Compliance Department;

e)       record an electronic signature on TradeComply.

3.       Lisa Ling,  Compliance  Officer,  reviews Covered Security  transactions  executed by any Access Person during the calendar quarter periodically throughout the quarter using the Compliance Monitor function in TradeComply.

4.       The Compliance  Department  issues memos to each Access Person if any  transactions  he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5.       Based on the activity and the responses to the memos,  the  Compliance  Department may impose any of the sanctions identified in Section VII.

Annual Reporting Process
------------------------

1.       At least  annually,  the  Compliance  Department  requires  that each Access  Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2.       This  re-certification  is required to be completed  within ten (10) calendar days of the request.  The Compliance
         Department monitors compliance with this requirement through the electronic signatures on TradeComply.

3.       At the same time, the Compliance  Department provides each Access Person with a current list of securities held in the Access Person's account(s) on TradeComply.

4.       Within ten (10) calendar days of the request, the Access Person is required to:

a)       review for accuracy all  securities  held in all personal and  household  member  accounts,  including  the title, number of shares  and  principal  amount of each  Covered  Security  in which the  Access
                  Person had any direct or indirect beneficial ownership;

b)       review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

c)       resolve any discrepancies with the Compliance Department;

d)       record an electronic signature on TradeComply.

Reporting to the Board of Directors
-----------------------------------

1.       Each quarter,  the Compliance  Department will provide  reports of any  substantive or material  violations of the
         Code to the Board of Directors Audit  Committee.  The Compliance  Department will also report any  difficulties in administration  of the Code and any trends or  patterns  of personal  securities  trading  which are deemed by the
         Compliance Department to be violations of the Code.

2.       The  Compliance  Department  provides the Board with the name of the Access  Person;  the type of  violation;  the details of the transaction(s); and the types of sanctions imposed, if any.

Record keeping Requirements
---------------------------
The  Compliance  Department  maintains the  following  books and records in  TradeComply  for a period no less than six (6)
calendar years:

a)       a copy of the Code of Ethics;
b)       a record of any violation of the Code of Ethics and any action taken as a result of the violation;
c)       a copy of each report made by an Access Person, including initial, quarterly and annual reporting;
d)       a record of all Access Persons (current and for the past five years);
e)       a record of persons responsible for reviewing reports; and
f)       a copy of any  supporting  documentation  used in  making  decisions  regarding  action  taken  by the  Compliance
                  Department with respect to personal securities trading.